EXHIBIT 23


             CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hungarian Teleconstruct Corp. on Form S-3 of our report dated March 11, 1996, relating to the consolidated financial statements of Hungarian Teleconstruct Corp. and subsidiaries appearing in the Annual Report on Form 10-KSB of Hungarian Teleconstruct Corp for the year ended December 31, 1995.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                 /s/Adam Roth
                                                 --------------------
                                                  BDO Seidman L.L.P.

Dated:   New York, New York
         December 9, 1996